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                                                                    EXHIBIT 8(o)



                        AMENDMENT TO CUSTODIAN AGREEMENT

     AGREEMENT made this 19th day of July   , 1988 by and between STATE STREET
BANK AND TRUST COMPANY (the "Custodian") and INSTITUTIONAL LIQUID ASSETS (the "Fund").

     WHEREAS, the Custodian and the Fund are parties to a Custodian Agreement dated December 27, 1978, as amended (the "Custodian Agreement"), which governs the terms and conditions under which the Custodian maintains custody of the securities and other assets of the Fund;

     WHEREAS, the Fund engages in the trading of time deposits in connection with its investment activity;

     NOW THEREFORE, the Custodian and Fund hereby amend the terms of the Custodian Agreement as follows:

     1) Delete from Section 4.A(b) the last word "or" in that clause and replace it with a comma.

     2) Delete the period at the end of Section 4.A(c) and substitute therefor "or".

     3) Insert a new clause 4.A(d) immediately following clause 4.A(c) as follows:

               "(d)  for transfer to a time deposit account of such Portfolio in any bank, whether domestic or foreign, representing the security purchased (which transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank provided that the Custodian uses its best efforts to obtain such confirmation as soon as possible following such transfer and notifies the Fund in the event such confirmation is not promptly received)."
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     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and on its behalf by a duly authorized representative as of the aforementioned day and year.

ATTEST                           INSTITUTIONAL LIQUID ASSETS

John J. Scott                    Nancy L. Mucker
--------------------------       -------------------------------------
Assistant Secretary              Vice President & Assistant Treasurer


ATTEST                           STATE STREET BANK TRUST
                                 COMPANY

[Signature illegible]            Thomas E. Swedlund
-------------------------        -------------------------------------
Assistant Secretary              Vice President